UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.______)
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Zovio Inc
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1811 E. Northrop Blvd.
Chandler, Arizona 85286

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Zovio Inc:
Notice is hereby given that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Zovio Inc, a Delaware corporation, will be held on Wednesday, May 13, 2020 at 9:00 a.m., Pacific Time, for the following purposes:

1.	To elect three Class II directors, Michael P. Cole, Ryan D. Craig and Michael B. Horn, for a three-year term to expire at the 2023 Annual Meeting of Stockholders;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020;

3.	To approve on an advisory, non-binding basis the compensation of our named executive officers as presented in the proxy statement accompanying this notice; and

4.	To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.
The Annual Meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the Annual Meeting via live webcast, please visit www.virtualshareholdermeeting.com/ZVO2020. You will not be able to attend the Annual Meeting in person.
We have also elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. We believe these rules allow us to provide you with the information you need while reducing our delivery costs and the environmental impact of the Annual Meeting. Our Board of Directors has fixed the close of business on March 26, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. Our notice of proxy materials accessibility was first sent or given on April 2, 2020 to all stockholders as of the record date.
Whether or not you expect to attend the Annual Meeting via live webcast, please vote at your earliest convenience. You may vote over the internet, by telephone or, if you request to receive printed proxy materials, by mailing a proxy or voting instruction card. You may also vote your shares during the Annual Meeting. Submitting your proxy in advance of the Annual Meeting will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option as described in the proxy statement accompanying this notice. Please review the instructions regarding each of your voting options described in the proxy statement, as well as in the Notice of Internet Availability of Proxy Materials or proxy card you received by mail.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The accompanying proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019 are available to view and download at http://materials.proxyvote.com/98979V. We also encourage you to review our 2019 Annual Report available on our website at http://zvoannualreport.com/.

By Order of the Board of Directors,

/s/ Diane L. Thompson
Diane L. Thompson Executive Vice President, Secretary and General Counsel
Chandler, Arizona
April 2, 2020

ZOVIO INC

1811 E. Northrop Blvd.
Chandler, Arizona 85286

2020 PROXY STATEMENT

General Information
The Board of Directors (the “Board”) of Zovio Inc, a Delaware corporation (“Zovio,” “the company,” “we,” “us” or “our”), has made these proxy materials available to you on the internet or, upon your request, has delivered these proxy materials to you in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held live via internet webcast on Wednesday, May 13, 2020 at 9:00 a.m., Pacific Time, or at any adjournment or postponement thereof, for the purposes stated herein. These proxy materials were first sent or given on April 2, 2020 to all stockholders as of the record date.
Internet Availability of Proxy Materials
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 20, 2020, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most of you will not receive printed copies of the proxy materials unless you request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of you, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive printed copies of our proxy materials by mail, please follow the instructions in the Notice for requesting such materials. If you request printed copies of the proxy materials by mail, the materials you receive will include the proxy card or voting instruction form for the Annual Meeting. The proxy materials are available to view and download at http://materials.proxyvote.com/98979V. We also encourage you to review our 2019 Annual Report available on our website at http://zvoannualreport2019.com/.
Participating in the Annual Meeting
We will host the Annual Meeting live via internet webcast. You will not be able to attend the Annual Meeting in person. A summary of the information you need in order to attend the Annual Meeting online is provided below:

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Any stockholder may listen to the Annual Meeting and participate live via the internet at www.virtualshareholdermeeting.com/ZVO2020. The live internet webcast will begin on May 13, 2020 at 9:00 a.m., Pacific Time.

•	Stockholders may vote and submit questions during the Annual Meeting live via the internet.

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To enter the meeting, please have your 16-digit control number, which is available on the Notice or, if you received a printed copy of the proxy materials, your proxy card. If you do not have your 16-digit control number, you will be able to listen to the meeting only. You will not be able to vote or submit questions during the meeting.

•	Instructions regarding how to connect and participate live via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ZVO2020.
Voting Rights and Outstanding Shares
Only stockholders that owned our common stock at the close of business on March 26, 2020, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. On the record date, 30,332,450 shares of our common stock were outstanding. Each share of our common stock that you own entitles you to one vote on each matter to be voted upon at the Annual Meeting. We will have a quorum to conduct the business of the Annual Meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote are present, in person or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other agent that are represented at the meeting, but which the broker, bank or other agent is not empowered to vote on a particular proposal) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.
Proposals for the Annual Meeting
The proposals scheduled to be voted on at the Annual Meeting are as follows:

•	Elect three Class II directors, Michael P. Cole, Ryan D. Craig and Michael B. Horn, for a three-year term to expire at the 2023 Annual Meeting of Stockholders.

•	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020.

•	Approve on an advisory, non-binding basis the compensation of our named executive officers as presented in the proxy.
Voting Requirements to Approve Each Proposal
Proposal 1 - Election of Class II Directors. Directors are elected by a plurality vote of the shares present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present. If a quorum is present, the three nominees for Class II director receiving the highest number of votes will be elected as Class II directors. Abstentions and broker non-votes will have no effect on the outcome of the vote. There is no cumulative voting for the election of Class II directors.
Proposal 2 - Ratification of the Appointment of Deloitte & Touche LLP. The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 may be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions have the same effect as votes “AGAINST” the proposal. This proposal is considered a routine or “discretionary” matter on which your broker, bank or other agent will be able to vote on your behalf even if it does not receive instructions from you; therefore, no broker non-votes are expected to exist in connection with this proposal.
Proposal 3 - Advisory vote on executive compensation. The proposal to approve on an advisory, non-binding basis the compensation of our named executive officers as presented in this proxy statement must be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions have the same effect as votes “AGAINST” the proposal. This proposal is considered a “non-discretionary” matter on which your broker, bank or other agent will not be able to vote on your behalf if it does not receive instructions from you; therefore, there may be broker non-votes in connection with this proposal. If you hold your shares in “street name” and you do not instruct your broker, bank or other agent how to vote your shares on this proposal, no vote will be cast on your behalf on this proposal. Therefore, it is critical that you indicate your vote on this proposal if you want your vote to be counted.
Voting Shares Registered in Your Name
If you are a stockholder of record, you may vote in one of four ways:

•	Vote via the internet following the instructions included with your Notice or proxy card;

•	Vote by telephone following the instructions included with your proxy card;

•	Complete, sign, date and return your proxy card by mail; or

•	Vote during the Annual Meeting live via the internet by following the instructions posted at www.virtualshareholdermeeting.com/ZVO2020.
Votes submitted via the internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 12, 2020. Proxy cards submitted by mail must be received no later than May 12, 2020 to be voted at the Annual Meeting. Submitting your proxy via the internet, by telephone or by mail will not affect your right to vote during the Annual Meeting live via the internet. For additional information, please see “Revocability of Proxies” below.

Voting Shares Registered in the Name of a Broker, Bank or Other Agent
Most beneficial owners holding stock in “street name” will receive instructions for voting their shares from their broker, bank or other agent. Please see the materials you received from your broker, bank or other agent for voting instructions. You may also vote during the Annual Meeting live via the internet by following the instructions posted at www.virtualshareholdermeeting.com/ZVO2020.
Revocability of Proxies
If you are a stockholder of record, once you have submitted your proxy by mail, telephone or internet, you may revoke it at any time before it is voted at the Annual Meeting. You may revoke your proxy in any one of the following three ways:

•	You may submit another proxy marked with a later date (which automatically revokes your earlier proxy) by mail or telephone or via the internet by the applicable deadline as described above;

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You may provide written notice that you wish to revoke your proxy to our Secretary at Zovio Inc, Attn: Secretary, 1811 E. Northrop Blvd, Chandler, AZ 85286 by no later than the close of business on May 12, 2020; or

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You may attend the Annual Meeting and submit your vote live via the internet. Attendance at the Annual Meeting live via the internet will not, by itself, cause your previously granted proxy to be revoked.

If you are a beneficial owner holding shares in street name, you may change your vote by submitting new voting instructions to your broker, bank or other agent in accordance with the instructions they provided (see “Voting Shares Registered in the Name of a Broker, Bank or Other Agent” above).
Tabulation of Votes
A representative from Broadridge Financial Solutions, Inc. will act as inspector of elections and tabulate the votes at the Annual Meeting. All shares represented by valid proxies received before the voting closes will be voted. If you submit a valid proxy containing instructions regarding how to vote with respect to any matter to be acted upon, your shares will be voted in accordance with those instructions. If you submit a valid proxy with no instructions, then your shares will be voted by the individuals we have designated as proxies for the Annual Meeting “FOR” the election of each of the Class II director nominees under Proposal 1, and “FOR” Proposal 2 and Proposal 3. In addition, the individuals that we have designated as proxies for the Annual Meeting will have discretionary authority to vote your shares with respect to any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Voting Results
Preliminary voting results are expected to be announced at the Annual Meeting. Voting results will be tallied by the inspector of elections and reported in a Current Report on Form 8-K (the “Form 8-K”) that we will file with the SEC within four business days of the Annual Meeting. If the voting results reported in the Form 8-K are preliminary, we will subsequently file an amendment to the Form 8-K to report the final voting results within four business days of the date on which the final voting results are known.
Proxy Solicitation
This proxy solicitation is made by the Board, and we will bear the entire cost of soliciting proxies for the Annual Meeting, including costs associated with the preparation, assembly, printing and mailing of the proxy materials and any additional information furnished to stockholders. We will provide copies of the proxy materials to brokers, banks and other agents holding shares of our common stock in their name for the benefit of others for forwarding to the beneficial owners. We may reimburse such brokers, banks or other agents for their costs associated with forwarding the proxy materials to the beneficial owners. We have retained The Proxy Advisory Group, LLC (“Proxy Advisory Group”), a proxy advisory and solicitation firm, to assist with the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $20,000 in total. Proxy solicitations will be made primarily through the mail, but may be supplemented by telephone, facsimile, internet or personal solicitation by Proxy Advisory Group, or by our directors, executive officers, employees or other agents without additional compensation to such individuals.

Householding of Proxy Materials
The SEC has adopted rules that permit brokers, banks and other agents to satisfy the delivery requirements for proxy statements and annual reports by delivering a single notice of proxy availability or proxy statement and annual report, as applicable, to two or more stockholders sharing the same address. This process, which is commonly referred to as “householding,” can provide added convenience for our stockholders and additional cost savings for us.
This year, a number of brokers, banks and other agents with account holders who are our stockholders will be householding our proxy materials. A single notice of proxy availability or proxy statement and annual report, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent to the householding of communications. If at any time you no longer wish to participate in householding and would prefer to receive a separate notice of proxy availability or proxy statement and annual report, please either (i) notify your broker, bank or other agent, (ii) direct your written request to Zovio Inc, Attn: Investor Relations, 1811 E. Northrop Blvd, Chandler, AZ 85286, or (iii) contact us by phone at (858) 668-2586 x11636. Upon receipt of any such written or oral request, we undertake to promptly deliver free of charge a separate notice of proxy availability or copy of the proxy statement and/or annual report, as applicable, to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the notice of proxy availability or proxy statement and annual report at their address and would like to request householding of their communications should notify their broker, bank or other agent.
Stockholder Proposals for the 2021 Annual Meeting of Stockholders
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner, as described below.
For a stockholder proposal, including a proposal for the nomination of directors, to be considered for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders, our Secretary must receive the written proposal at our principal executive offices no later than December 3, 2020; provided, however, that in the event we hold the 2021 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition to being timely submitted, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals should be addressed to: Zovio Inc, Attn: Secretary, 1811 E. Northrop Blvd, Chandler, AZ 85286.
Our bylaws also establish an advance notice procedure for stockholders who wish to nominate a director or present a proposal before an annual meeting of stockholders but do not intend for the nomination or proposal to be included in our proxy statement for such annual meeting of stockholders. For a stockholder to properly bring business before the 2021 Annual Meeting of Stockholders, the stockholder must give timely notice thereof in writing to our Secretary, which notice must contain the information specified in our bylaws. To be timely, the written notice must be received at our principal executive offices:

•	not earlier than the close of business on February 12, 2021; and

•	not later than the close of business on March 15, 2021.
If we hold the 2021 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, then in order to be timely, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received:

•	not earlier than the close of business on the 90th day prior to the 2021 Annual Meeting of Stockholders; and

•
not later than the close of business on the later of (i) the 60th day prior to the 2021 Annual Meeting of Stockholders or (ii) if we first make a public announcement of the date of the 2021 Annual Meeting of Stockholders fewer than 70 days before the date of such meeting, the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2021 Annual Meeting of Stockholders.

Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting of stockholders does not appear in person or by proxy at such meeting to present his or her proposal, we are not required to present the proposal for a vote at such meeting. While the Board will consider stockholder proposals that are properly brought before the 2021 Annual Meeting of Stockholders, we reserve the right to omit from our proxy statement for the 2021 Annual

Meeting of Stockholders proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents certain information with respect to the beneficial ownership of our common stock as of March 26, 2020 by (i) each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director and (iii) all executive officers and directors as a group. Information with respect to beneficial ownership is based on a review of our stock transfer records and on the Schedules 13D and 13G that have been filed with the SEC by or on behalf of the stockholders listed below. Except as indicated by the footnotes below, we believe, based on the information available to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Percentage of beneficial ownership is calculated based on 30,332,450 shares of common stock outstanding on March 26, 2020. We have determined beneficial ownership in accordance with SEC rules. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to stock options held by that person that are currently exercisable or exercisable within 60 days of March 26, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except otherwise indicated in the footnotes below, the address of each beneficial owner listed in the table is Zovio Inc, 1811 E. Northrop Blvd, Chandler, AZ 85286.

	Number of Shares Held	Number of Shares Subject to Options Exercisable within 60 Days	Total Shares Beneficially Owned
Name of Beneficial Owner			Number	%
Principal Stockholders
Nantahala Capital Management, LLC (1)	2,653,087	—	2,653,087	8.7%
Schroder Investment Management, LTD (2)	2,408,853	—	2,408,853	7.9%
Heartland Advisors, Inc. (3)	2,277,450	—	2,277,450	7.5%
SevenSaoi Capital Partners, LLC (4)	2,069,761	—	2,069,761	6.8%
Dimensional Fund Advisors, LP (5)	2,045,918	—	2,045,918	6.7%
Prescott Group Capital Management, LLC (6)	1,975,018	—	1,975,018	6.5%
Renaissance Technologies, LLC (7)	1,869,258	—	1,869,258	6.2%
Directors and Executive Officers
Teresa S. Carroll	3,063	—	3,063	*
Andrew S. Clark (8)	896,485	906,414	1,802,899	5.8%
Michael P. Cole	—	—	—	*
Ryan D. Craig	28,889	41,214	70,103	*
L. Dale Crandall	43,176	41,214	84,390	*
Gregory K. Finkelstein (9)	5,396	—	5,396	*
Michael B. Horn	16,976	—	16,976	*
Kirsten M. Marriner	3,063	—	3,063	*
Victor K. Nichols	22,791	28,034	50,825	*
George P. Pernsteiner	16,976	—	16,976	*
Kevin S. Royal	38,609	—	38,609	*

All Directors and Executive Officers as a Group (20 Persons)	1,254,300	1,408,097	2,662,397	8.4%

*	Less than one percent.

(1)	Based on the Schedule 13G, the address for Nantahala Capital Management, LLC is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(2)	Based on the Schedule 13G, the address for Schroder Investment Management, LTD is 7 Bryant Park, 19th Floor, New York, NY 10018.

(3)	Based on the Schedule 13G, the address for Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, WI 53202.

(4)	Based on the Schedule 13D, the address for SevenSaoi Capital, LLC is 1165 North Clark Street, 4th Floor, Chicago, IL 60610.

(5)	Based on the Schedule 13G, the address for Dimensional Fund Advisors, LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(6)	Based on the Schedule 13G, the address for Prescott Group Capital Management, LLC is 1924 South Utica, Suite 1120, Tulsa, OK 74104.

(7)	Based on the Schedule 13G, the address for Renaissance Technologies, LLC is 800 Third Avenue, New York, NY 10022.

(8)	Includes 513,444 shares of common stock held by the Clark Family Trust, dated July 8, 1998.

(9)	Mr. Finkelstein separated from Zovio as Executive Vice President and Chief Operating Officer effective March 12, 2020.

PROPOSAL 1
ELECTION OF DIRECTORS
Board Composition
As of the date of this proxy statement, the Board consists of ten members. Our bylaws provide that the number of directors will be fixed from time to time by resolution of the Board. All directors hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal. We have divided the terms of office of the directors into three classes:

•	Class I, whose term expires at the 2022 Annual Meeting of Stockholders;

•	Class II, whose term expires at the 2020 Annual Meeting of Stockholders; and

•	Class III, whose term expires at the 2021 Annual Meeting of Stockholders.
Class I consists of John J. Kiely, Victor K. Nichols and George P. Pernsteiner, Class II consists of Michael P. Cole, L. Dale Crandall, Ryan D. Craig and Michael B. Horn, and Class III consists of Andrew S. Clark, Teresa S. Carroll and Kirsten M. Marriner. At each annual meeting of stockholders, the successors to directors whose terms then expire will serve from the time of election and qualification until the third annual meeting following election and until their successors are duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors.
At the Annual Meeting, L. Dale Crandall will retire from our Board and will not stand for re-election. The Board would like to thank Mr. Crandall for his dedicated service to the Company. In connection with the retirement of Mr. Crandall as a director, our Board intends to reduce the authorized number of directors from ten to nine to be effective as of the Annual Meeting with the elimination of a Class II directorship.
Nominees for Election at the Annual Meeting
The Nominating and Governance Committee recommended, and the Board nominated, Michael P. Cole, Ryan D. Craig and Michael B. Horn as nominees for election to the Board as Class II directors at the Annual Meeting. If elected, Michael P. Cole, Ryan D. Craig and Michael B. Horn will continue as directors and their terms will expire at the 2023 Annual Meeting of Stockholders.
Information about the Board of Directors
The names, ages as of December 31, 2019, and certain information regarding each member of the Board, including the nominees for election to the Board as Class II directors at the Annual Meeting, are set forth below. The following information has been furnished to us by the directors.
Andrew S. Clark, age 54, has served as our Chief Executive Officer and a director since November 2003 and as our President since February 2009. Mr. Clark also served from March 2005 to December 2008 on the Board of Trustees for Ashford University and served on the Board of Trustees of University of the Rockies from September 2007 to August 2010. Prior to joining us in November 2003, Mr. Clark consulted with several private equity firms examining the postsecondary education sector. Prior to 2003, Mr. Clark worked for Career Education Corporation as Divisional Vice President of Operations and Chief Operating Officer for American InterContinental University in 2002. From 1992 to 2001, Mr. Clark worked for Apollo Group, Inc. (University of Phoenix), where he served in various management roles, culminating in his position as Regional Vice President for the Mid-West region from 1999 to 2001. Mr. Clark earned a B.A. from Pacific Lutheran University and an M.B.A. from the University of Phoenix. Mr. Clark brings to the Board over 19 years of experience in the postsecondary education sector, as well as a deep understanding of our business and its history that he has acquired since he founded Bridgepoint Education, Inc. (now Zovio Inc) in 2004.
Teresa S. Carroll, age 54, has served as a director of our company since March 2018. Ms. Carroll is a former President for Kelly Services, Inc., a global leader in workforce management solutions. Ms. Carroll earned a B.S. in Industrial Engineering from GMI Engineering and Management Institute (now Kettering) and an M.B.A. from the University of Michigan. Ms. Carroll brings to the Board deep understanding of talent and skill challenges in the life sciences, energy, manufacturing, finance and insurance, consumer goods, and various other industries gained through her experience driving strategy, operations, sales, marketing and human resources for Kelly Services, Inc.

Michael P. Cole, age 47, has served as a director of our company since January 2020. Mr. Cole founded SevenSaoi Capital (“7C”), an investment management firm, in 2016. Previously, Mr. Cole served as President of MAEVA Group, a turnaround-oriented merchant bank. Prior thereto, Mr. Cole was with Madison Dearborn Partners, a Chicago-based private equity firm that manages $23 billion in equity capital, for nearly 17 years. Mr. Cole currently serves as a director of Univision Communications, Inc. and has also served on the boards of a number of other companies, including Merge Healthcare Inc., MetroPCS Communications and The Topps Company.  Mr. Cole also worked in a senior-level role on Madison Dearborn’s investments in technology-enabled service companies such as Intelsat, Ltd. and XM Satellite Radio.  Mr. Cole was named a “Top 40 Global Dealmaker under 40” by Dealmaker Magazine and a “Top 40 Under 40” business leader by Crain’s Chicago Business. Mr. Cole received his A.B. degree from Harvard College.
Ryan D. Craig, age 47, has served as a director of our company since November 2003. Mr. Craig is a founding partner of University Ventures, an investment fund focused on innovation from within higher education. Prior to University Ventures, he founded and served as President of Wellspring, an organization providing treatment programs for overweight and obese adolescents. From 2001 to 2004, Mr. Craig was an Associate at Warburg Pincus LLC in the education sector. From 1999 to 2001, Mr. Craig served as Vice President Business Development for Fathom, a consortium of universities, museums and libraries. From 1994 to 1996, he worked as a consultant with McKinsey & Company. Mr. Craig earned a B.A. from Yale University and a J.D. from Yale Law School. Mr. Craig currently serves on the boards of seven privately held companies. Mr. Craig brings to the Board extensive expertise in the postsecondary education sector and a long history with our business, which enables him to provide key strategic vision.
L. Dale Crandall, age 78, has served as a director of our company since December 2008. Mr. Crandall is not standing for re-election to our Board at the Annual Meeting. Mr. Crandall founded Piedmont Corporate Advisors, Inc., a private financial consulting firm, in 2003 and currently serves as its President. From April 2000 to June 2002, Mr. Crandall served as the President and Chief Operating Officer of Kaiser Foundation Health Plan Inc. and Kaiser Foundation Hospitals. From June 1998 to March 2000, Mr. Crandall served as the Senior Vice President and Chief Financial Officer of Kaiser Foundation Health Plan Inc. and Kaiser Foundation Hospitals. Mr. Crandall also serves as a director for Endurance International Group, Inc. and one private company. Within the last five years, Mr. Crandall also served as a director for Ansell Limited and Coventry Health Care, Inc. and as lead trustee for The Dodge & Cox Mutual Funds. Mr. Crandall earned a B.A. from Claremont McKenna College and an M.B.A. from the University of California, Berkeley, and is a certified public accountant (inactive). Mr. Crandall brings to the Board a strong foundation in financial reporting and accounting matters for complex organizations, as well as executive leadership and management experience.
Michael B. Horn, age 40, has served as a director of our company since August 2017. Mr. Horn currently serves as the owner of Horn-Ed LLC, serving as Board Member, advisor, and consultant to a portfolio of education companies. Mr. Horn has also been a Venture Partner for Nextgen Venture Partners since 2017. Mr. Horn has served as the Chief Strategy Officer and Senior Partner at The Entangled Group and Entangled Solutions since October 2015 and as Co-Founder, Distinguished Fellow, and Board Member of Clayton Christensen Institute for Disruptive Innovation since October 2015. Previously, Mr. Horn served as Co-Founder and Executive Director, Education, of the Clayton Christensen Institute for Disruptive Innovation from 2007 through October 2015. Mr. Horn earned a B.A. in History from Yale University and an M.B.A. from the Harvard Business School. Mr. Horn brings to the Broad significant expertise in innovation across sectors with a deep focus on innovation and quality assurance in higher education and its strategic and organizational implications.
John J. Kiely, age 61, has served as a director of our company since July 2019. Mr. Kiely was also named to the board of Amneal Pharmaceutical in December 2019. Mr. Kiely retired from PricewaterhouseCoopers LLP in 2019 where during his 39-year career he had significant leadership roles, including Assurance Chief Quality Officer, Assurance Leader of the Private Equity Sector, and Leader of the U.S Pharmaceutical Industry. Additionally, he had extensive experience working with Fortune 500 companies and Private Equity portfolio companies. Mr. Kiely earned a B.A. from St. Francis University (Pa) and is a certified public accountant.
Kirsten M. Marriner, age 47, has served as a director of our company since March 2018. Ms. Marriner is the executive vice president - chief people officer of the Clorox Company, a position she has held since March 2016. Prior to joining the Clorox Company, she served as senior vice president and chief human resources officer at Omnicare, from March 2013 to August 2015. She served in various leadership roles, including as senior vice president, director of talent management and development at Fifth Third Bank, from October 2004 to March 2013. Ms. Marriner earned a B.S. in Industrial/Organizational Psychology from John Carroll University and an M.B.A. from Cleveland State University. Ms. Marriner brings to the Board her executive leadership experience across a variety of industries and expertise on human resources.
Victor K. Nichols, age 63, has served as a director of our company since September 2014. Mr. Nichols became an independent advisor to Harland Clarke Holdings effective June 2019 and was previously the Chairman of Harland Clarke Holdings, a portfolio of companies optimizing customer relationships through a broad variety of omni-channel solutions. Mr.

Nichols also served as the Chief Executive Officer of Harland Clarke Holdings from January 2017 until December 2018. Prior to this role, Mr. Nichols served as the Chief Executive Officer of Valassis, a wholly-owned subsidiary of Harland Clarke Holdings. He has also served as Chief Executive Officer for North America at Experian, a global leader in data and analytics based information systems, as well as the Managing Director UK and EMEA at Experian. In addition, Mr. Nichols has held strategic roles as Chief Information Officer for Wells Fargo & Company, and Chief Executive Officer of Vicor, a company delivering advanced corporate receivables management solutions. His experience also includes serving as the President of Safeguard Business Systems, as well as various senior leadership positions at Bank of America managing the consumer lending business and retail operations. Mr. Nichols currently sits on public and charitable company boards and advisory committees, including Bank of Hawaii Corporation, Revlon Inc. and Bloom. Mr. Nichols holds a B.A. in Economics from the University of California, San Diego and an M.B.A. from the University of California, Berkeley. Mr. Nichols brings to the Board extensive business and leadership experience across multiple industries, including finance, marketing, technology and data analytics, which enables him to provide key operational and management perspective.
George P. Pernsteiner, age 71, has served as a director of our company since August 2017. Mr. Pernsteiner has over 28 years of experience serving in several leadership posts in the post-secondary education system. From September 2013 through August 2017, he served as President of the State Higher Education Executive Officers Association, which represents chancellors and commissioners of higher education from every state. Mr. Pernsteiner also served as Chancellor of the Oregon University System from July 2004 through May 2013. Mr. Pernsteiner has a B.A. in Political Science from Seattle University and an M.P.A. from the University of Washington in Public Administration. Mr. Pernsteiner brings to the Board broad experience in managing universities and in developing and advancing education policies and practices.
Vote Required
Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present. Shares represented by proxy will be voted, if authority to do so is not withheld, for the election of the three nominees for election as Class II directors named above. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. If a quorum is present, the three nominees for Class II director receiving the highest number of votes will be elected as Class II directors. Abstentions and broker non-votes will have no effect on the outcome of the vote. The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. If any nominee should be unavailable for election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION
AS A CLASS II DIRECTOR OF EACH NOMINEE LISTED ABOVE.

CORPORATE GOVERNANCE
Director Independence
The Board has affirmatively determined that Ms. Carroll, Ms. Marriner and Messrs. Cole, Crandall, Craig, Horn, Kiely, Pernsteiner and Nichols have no material relationships with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and, accordingly, each of the foregoing members of the Board were determined to be independent under the rules of The NASDAQ Stock Exchange (“Nasdaq”). Mr. Clark is not independent under Nasdaq rules because he is employed by us.
In determining whether directors were independent under Nasdaq rules, the Board considered the matters discussed in the section entitled “Certain Relationships and Related Transactions” below. There are no family relationships between any of our directors and executive officers. There are currently no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation or the ability or integrity of any of our directors or director nominees.
Leadership Structure of the Board of Directors
Pursuant to our bylaws and Corporate Governance Guidelines, the Board has the following general leadership structure:

•
The positions of Chief Executive Officer and Chairman of the Board are separate, but may be held by the same individual. The positions of Chief Executive Officer and Chairman of the Board are currently held by Messrs. Clark and Pernsteiner, respectively.

•
The Chairman of the Board presides at meetings of the Board and, so long as the Chairman of the Board is an independent director, also presides at executive sessions of the non-management and/or independent directors.

•
If the Chairman of the Board is not an independent director, the independent directors will appoint one independent director to serve as “lead independent director.” In that scenario, the lead independent director will preside at executive sessions of the non-management and/or independent directors, preside at meetings of the Board in the absence of the Chairman of the Board, review agendas for meetings of the Board with the Chief Executive Officer and Chairman of the Board, and assume such other functions as the Board may deem appropriate.

•	The Chief Executive Officer and the Chairman of the Board jointly establish the agenda for each meeting of the Board, though any director may request the inclusion of items on the agenda.
Our Corporate Governance Guidelines are available on our website at http://www.zovio.com under “Investors - Governance.” Because Mr. Pernsteiner currently serves as Chairman of the Board and is an independent director, the Board does not currently have a lead independent director. The Board has determined that this leadership structure, specifically the separation of the Chief Executive Officer and Chairman of the Board positions, is appropriate for our company because, in the judgment of the Board, an independent Chairman of the Board (or lead independent director, if the Chairman of the Board is not an independent director) is best positioned to express to management the views of the Board (and, particularly, the independent directors) and to provide constructive feedback to the Chief Executive Officer regarding management’s performance.
Board Committees
The Board has an active Audit Committee, a Compensation Committee, a Nominating and Governance Committee and an M&A Oversight Committee. These committees operate under written charters, which are available on our website at http://www.zovio.com under “Investors - Governance.” The Board has determined that all members of these committees satisfy the applicable independence requirements under Nasdaq rules, as necessary. The members of the committees are identified in the table below. In connection with the Annual Meeting, L. Dale Crandall will retire from our Board and is not standing for re-election. After the date of the Annual Meeting, Mr. Crandall will no longer be a member of the Audit Committee, Compensation Committee or M&A Oversight Committee.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	M&A Oversight Committee
Teresa S. Carroll	Member	—	—	—
Michael P. Cole	—	Member	—	Member
Ryan D. Craig	Member	—	Chair	Chair
L. Dale Crandall	Chair	Member	—	Member
Michael B. Horn	—	—	Member	—
John J. Kiely	Member	—	Member	—
Kirsten M. Marriner	—	Member	—	—
Victor K. Nichols	Member	Chair	—	Member
George P. Pernsteiner	—	Member	—	Member
The Audit Committee is responsible primarily for overseeing (i) the services provided by our independent registered public accounting firm, (ii) the integrity of our financial statements and internal control over financial reporting, and (iii) risk management, internal audit and our compliance with legal and regulatory requirements. Mr. Crandall, the Chair of the Audit Committee, has been determined by the Board to be an audit committee financial expert. Mr. Kiely, who is expected to be appointed the Chair of the Audit Committee, has also been determined by the Board to be an audit committee financial expert. The Audit Committee held eleven meetings in 2019.
The Compensation Committee is responsible primarily for evaluating and approving all compensation plans, policies and programs as they affect our executive officers, administering our equity compensation plans, and reviewing the compensation of the Board. The Compensation Committee held eleven meetings in 2019.
The Nominating and Governance Committee is responsible primarily for identifying, evaluating and recommending to the Board nominees for election or appointment to the Board and committees of the Board, evaluating the performance and independence of the Board and of individual directors, and evaluating the adequacy of our corporate governance practices. The Nominating and Governance Committee held four meetings in 2019.
The M&A Oversight Committee is responsible primarily for evaluating strategies for near-term and long term value and considering other strategic transactions involving the Company, including but not limited to a business combination transaction, a sale of an entity, or recapitalization or similar transaction. The M&A Oversight Committee held five meetings in 2019.
Meetings of the Board of Directors and Board Committees
The Board has regularly scheduled meetings at least quarterly, and the committees of the Board usually meet at least as often. Our independent directors hold executive sessions without management present at least once per quarter. During 2019, the Board held ten meetings. Each director attended at least 75% of the aggregate number of meetings held by the Board and all applicable committees of the Board during the period that he or she served. It is our policy to encourage members of the Board to attend our annual meetings of stockholders; all directors at that time, except for one, attended the 2019 Annual Meeting of Stockholders.
Role of the Board of Directors in Risk Oversight
Management is responsible for day-to-day risk management at our company. The role of the Board is to provide oversight of the processes designed to identify, assess and monitor key risks and risk mitigation activities. The Board fulfills its risk oversight responsibilities through (i) the receipt of reports directly from managers responsible for the management of particular business risks and (ii) the receipt of reports from each committee chair regarding such committee’s oversight of specific risk topics.
Delegation of Risk Oversight
The Board has delegated oversight of specific risk areas to its committees. For example, the Audit Committee is tasked with overseeing risk management at our company with respect to financial matters and the adequacy of our internal control over financial reporting. Pursuant to its charter, the Audit Committee is required, among other things, to discuss with management our policies with respect to risk assessment and risk management, including guidelines and procedures to govern the process by which risk assessment and risk management are handled, and to review our major risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee typically has these discussions with management at least once per quarter, and the Chair of the Audit Committee subsequently reports on these discussions to the full Board. Similarly, the Compensation Committee assists the Board in overseeing risks arising from our compensation policies and practices, and the Nominating and Governance Committee assists the Board in overseeing risks associated with corporate governance, director and executive officer succession planning, board membership and board structure. The Board then discusses significant risk management issues with the Chief Executive Officer and other members of the management team and recommends appropriate action.
Enterprise Risk Management
At the direction of the Board and the Audit Committee, we have developed and implemented an enterprise risk management (“ERM”) process. The ERM process is managed by a steering committee comprised of representatives from each of our company’s principal business units in consultation with our executive team. The ERM steering committee meets at least quarterly to evaluate current risks, identify new risks, quantify the likelihood and potential impact of such risks, and develop mitigation plans for such risks. Additionally, each quarter the executive team presents to, and receives feedback from, the Board regarding our outstanding risks and related mitigation plans.
Environmental, Social and Governance Matters
Environmental, social and governance (“ESG”) refers to the three central factors in measuring the sustainability and societal impact of an investment in our company. These criteria, and the activities making up each area, have long been a part of the way we operate. The way we approach sustainability at our facilities, the way we interact with our communities and our people first culture all contribute to our ESG program. You can read more about these and our ESG highlights, accomplishments, programs and initiatives on our website at http://www.zovio.com/our-story/corporate-social-responsibility.
Recoupment Policy
To help mitigate risk, the Board has adopted a Policy on Recoupment of Compensation (the “Recoupment Policy”) pursuant to which certain key employees may be directed to return to us performance-based compensation they previously received if either:

•
there is a restatement of any of our financial statements previously filed with the SEC (regardless of whether there was any misconduct), other than those due to changes in accounting principles, and the restated financial results would have resulted in a lesser amount of performance-based compensation being paid to them; or

•
their intentional misconduct, gross negligence or failure to report intentional misconduct or gross negligence by one of our employees (or service providers) either (i) was a contributing factor or partial factor to having to restate any of our financial statements previously filed with the SEC or (ii) constituted fraud, bribery or any other unlawful act, or contributed to another person’s fraud, bribery or other unlawful act, which in each case adversely impacted our finances, business and/or reputation.

In the event of a restatement of our financial statements, the Compensation Committee will review performance-based compensation awarded or paid to the key employees that was attributable to performance during the applicable time periods. To the extent permitted by applicable law, the Compensation Committee will make a determination as to whether, and how much, compensation is to be recouped by us on an individual basis. If there has been no misconduct as described above, any recoupment of compensation will be limited to a three-year lookback period from the date the financial or accounting irregularity was discovered by us and brought to the attention of the Compensation Committee.
Moreover, if the Compensation Committee determines that a key employee has engaged in misconduct, the Compensation Committee may take such actions with respect to such employee as it deems to be in our best interests and necessary to remedy the misconduct and prevent its recurrence. To the extent permitted by applicable law, such actions can include, among other things, recoupment of compensation (which would not be limited to the three-year lookback period referenced above), adjustment of future compensation, cancellation of grants or vesting of equity-based compensation, recoupment of profits gained by such employee on any stock issued to such employee regardless of when issued, and/or disciplinary actions up to and including termination of employment. The Compensation Committee’s power to determine the appropriate remedy is in addition to, and not in replacement of, remedies imposed by law enforcement agencies, regulators or other authorities.
Communications with the Board of Directors
We have adopted a formal process by which security holders and other interested parties may communicate with the Board, which policy is available on our website at http://www.zovio.com under “Investors - Governance.” Interested parties may send communications to the non-management members of the Board. Communications to the Board must either be in writing and sent care of the Secretary by mail to our offices at 1811 E. Northrop Blvd, Chandler, AZ 85286, or delivered via e-mail to secretary@zovio.com. This centralized process will assist the Board in reviewing and responding to stockholder and interested party communications in an appropriate manner. The name of any specific intended recipient should be noted in the communication. All communications must be accompanied by the following information:

•	if the person submitting the communication is a security holder, a statement of the type and amount of securities of our company the person holds;

•
if the person submitting the communication is not a security holder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in our company;

•	any special interest, meaning an interest not in the capacity of a stockholder of our company, of the person in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.
Communications should be addressed to the attention of the Secretary and should not exceed 500 words in length, excluding the information required to accompany the communication as described above. The Board has instructed the Secretary to forward such correspondence to the Board; however, before forwarding any correspondence, the Board has also instructed the Secretary to review such correspondence and, in the Secretary’s discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for director consideration.
Consideration of Director Nominees
Director Qualifications
The Nominating and Governance Committee evaluates all incumbent, replacement or additional nominees for election as directors, taking into account (i) all factors the committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, and (ii) the following minimum qualifications:

•	Each director nominee must have displayed the highest personal and professional ethics, integrity and values, and sound business judgment;

•
Each director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy making level in business, government, education, technology or public interest;

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	Each director must be able to represent all of our stockholders and be committed to enhancing long-term stockholder value; and

•	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.
In determining whether to recommend a director for re-election to the Board, the Nominating and Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board and any applicable committees of the Board.
The Nominating and Governance Committee has also determined that no person may be nominated or elected for directorship if he or she has attained the age of 75; provided that if a director reaches the age of 75 after he or she has been elected as a director, he or she may remain a director until his or her term has expired and his or her successor is elected and shall qualify.
The Nominating and Governance Committee does not have a formal policy governing the consideration of diversity in identifying nominees for director.
Stockholder Recommendations and Nominees
The Nominating and Governance Committee has not received director candidate recommendations from our stockholders and does not have a formal policy regarding consideration of such recommendations. The Board believes this is appropriate, as any recommendations received from stockholders will be evaluated in the same manner as potential nominees suggested by members of the Board or management. Stockholders wishing to recommend a candidate for director should write to our Secretary at Zovio Inc, Attn: Secretary, 1811 E. Northrop Blvd, Chandler, AZ 85286.
To be considered, the recommendation of a director candidate must include the following written information: (i) the stockholder’s name and contact information; (ii) a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Governance Committee; (iii) the name of, and contact information for, the candidate and a statement that the candidate is willing to be considered and serve as a director, if nominated and elected; (iv) a statement of the candidate’s business, educational experience and qualifications; (v) information regarding each of the factors listed under “Director Qualifications” above sufficient to enable the Nominating and Governance Committee to evaluate the candidate; (vi) a statement of the value that the candidate would add to the Board; (vii) a statement detailing any relationship between the candidate and any customer, supplier or competitor of our company; (viii) detailed information about any relationship or understanding between the proposing stockholder and the candidate; and (ix) a list of three character references, including complete contact information for such references. To give the Nominating and Governance Committee sufficient time to evaluate a recommended director candidate for the 2021 Annual Meeting of Stockholders, the recommendation should be received by our Secretary at our principal executive offices no later than December 3, 2020, which is the 120th calendar day before the first anniversary of the date our proxy statement was mailed to stockholders in connection with the Annual Meeting.
In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Stockholder Proposals for the 2021 Annual Meeting of Stockholders” above.
Identification and Evaluation of Nominees for Director
The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and each committee of the Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Governance Committee through stockholders, management, current members of the Board or search firms. The evaluation of these candidates may be based solely upon information provided to the Nominating and Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Nominating and Governance Committee deems appropriate, including the use of third parties to review candidates.
Code of Ethics
We have adopted a written Code of Ethics applicable to the Board and our officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, in accordance with the rules of Nasdaq and the SEC. The Code of Ethics is available on our website at http://www.zovio.com under “Investors - Governance.”
Compensation Committee Interlocks and Insider Participation
During 2019, no executive officer of our company (i) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.
Director Compensation
The following table presents compensation information for our non-employee directors for 2019. Mr. Clark’s compensation is presented in the Summary Compensation Table below and the related explanatory tables. Mr. Clark does not receive any additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Teresa S. Carroll	60,000	85,000	145,000
Michael P. Cole (2)	—	—	—
Ryan D. Craig	95,000	85,000	180,000
L. Dale Crandall (3)	107,500	85,000	192,500
Robert Hartman	27,083	85,000	112,083
Michael B. Horn	55,000	85,000	140,000
John J. Kiely	32,500	85,000	117,500
Kirsten M. Marriner	57,500	85,000	142,500
Victor K. Nichols	102,500	85,000	187,500
George P. Pernsteiner	132,500	85,000	217,500

(1)
Represents the grant date fair value of the restricted stock unit award, computed in accordance with FASB ASC Topic 718. The valuation methodology used to calculate this amount is discussed in Note 17, “Stock-Based Compensation,” to our annual consolidated financial statements for the year ended December 31, 2019, which are included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 20, 2020.

(2)	Mr. Cole was appointed to our Board in February 2020.

(3)	In connection with the Annual Meeting, L. Dale Crandall will retire from our Board and will not stand for re-election.
The following table presents the total number of shares subject to either options outstanding or unreleased RSUs, as well as the number of shares subject to vested exercisable options, for each non-employee director as of December 31, 2019.

Director	Total Number of Options Outstanding or Unreleased RSUs	Number of Vested Exercisable Options
Teresa S. Carroll	22,897	—
Michael P. Cole	—	—
Ryan D. Craig	54,924	41,214
L. Dale Crandall (1)	54,924	41,214
Robert Hartman	—	—
Michael B. Horn	18,434	—
John J. Kiely	35,420	—
Kirsten M. Marriner	22,897	—
Victor K. Nichols	41,744	28,034
George P. Pernsteiner	18,434	—
(1) In connection with the Annual Meeting, L. Dale Crandall will retire from our Board and will not stand for re-election.
The following table presents our non-employee director compensation program. The Compensation Committee reviews director compensation annually, including fees, retainers and equity compensation, as well as total compensation, and makes recommendations to the Board regarding the compensation program. In 2019, the Compensation Committee worked with Pearl Meyer & Partners, LLC (“Pearl Meyer”), compensation consultants, in determining appropriate changes to director compensation.

Position	Annual Cash Retainer ($)		Annual Equity Award ($)
Continuing Director	50,000		85,000	(3)
Board of Directors Chair	50,000	(1)	—
Audit Committee Chair	15,000	(2)	—
Compensation Committee Chair	10,000	(2)	—
Nominating and Governance Committee Chair	5,000	(2)	—
Audit Committee Member	10,000		—
Compensation Committee Member	7,500		—
Nominating and Governance Committee Member	5,000		—
M&A Oversight Committee Member	25,000		—

(1)	The annual cash retainer for serving as board chair is to be paid in addition to the annual cash retainer for board membership.

(2)	The annual cash retainer for serving as committee chair is to be paid in addition to the annual cash retainer for committee membership.

(3)
The annual equity award was comprised of restricted stock unit awards. The annual restricted stock units vest in full on the first anniversary of the date of grant, subject to the continuing service of the director. Upon initial election to the Board, directors receive an initial grant of $85,000 of restricted stock units that vest over four years on the anniversary date of the grant, subject to the continuing service of the director.

EXECUTIVE OFFICERS
Our executive officers are appointed by, and serve at the discretion of, the Board. Each executive officer is a full-time employee of Zovio. The names of our executive officers, their ages as of December 31, 2019, titles and biographies are set forth below:

Name	Age	Position
Andrew S. Clark	54	Founder, President and CEO and Director
Kevin S. Royal	55	Executive Vice President/Chief Financial Officer
Steven R. Burkholder	41	Vice President, Chief Accounting Officer and Corporate Controller
Diane L. Thompson	64	Executive Vice President, Secretary and General Counsel
Vickie L. Schray	59	Executive Vice President and Chief External Affairs Officer
John W. Semel	49	Executive Vice President/Chief Strategy Officer
Marcus B. Brown	52	Executive Vice President/Chief People Officer
Thomas J. McCarty	55	Senior Vice President/Chief Marketing Officer
Umang Jain	44	Executive Vice President/Chief Technology Officer
Andrew S. Clark is the Founder of our company and has served as our Chief Executive Officer and as a director of our company since November 2003 and as our President since February 2009. Mr. Clark also served from March 2005 to December 2008 on the Board of Trustees for Ashford University and served on the University of the Rockies Board of Trustees from September 2007 to August 2010. Prior to joining us in November 2003, Mr. Clark consulted with several private equity firms examining the postsecondary education sector. Prior to 2003, Mr. Clark worked for Career Education Corporation as Divisional Vice President of Operations and Chief Operating Officer for American InterContinental University in 2002. From 1992 to 2001, Mr. Clark worked for Apollo Group, Inc. (University of Phoenix), where he served in various management roles, culminating in his position as Regional Vice President for the Mid-West region from 1999 to 2001. Mr. Clark earned an M.B.A. from the University of Phoenix and a B.A. from Pacific Lutheran University.
Kevin S. Royal joined us in October 2015 and serves as our Executive Vice President/Chief Financial Officer. Mr. Royal resigned from his position in October 2017 for personal reasons unrelated to the Company, and resumed service in the same position in April 2018. Prior to joining us, Mr. Royal was Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Maxwell Technologies, Inc., a developer, manufacturer and marketer of energy storage and power delivery solutions from April 2009 to May 2015. From May 2005 until April 2009, Mr. Royal was Senior Vice President and Chief Financial Officer of Blue Coat Systems, Inc., a previously Nasdaq-listed developer and provider of application delivery network technology. From December 1996 until May 2005, Mr. Royal held a series of senior finance positions, culminating with his appointment as vice president and chief financial officer of Novellus Systems, Inc., an S&P 500 company that manufactures, markets and services semiconductor capital equipment. Before Mr. Royal joined Novellus, he spent 10 years with Ernst & Young LLP, where he became a certified public accountant. Mr. Royal received his Bachelor of Business Administration from Harding University.
Steven R. Burkholder has served as our Vice President, Chief Accounting Officer and Corporate Controller since June 1, 2017. Mr. Burkholder previously served as our Associate Vice President, Assistant Controller from September 2012. Prior to joining us, Mr. Burkholder served in various roles at PricewaterhouseCoopers LLP, a public accounting firm, from September 2001 to September 2012, culminating in his appointment as Senior Manager in June 2011. As Senior Manager, he led engagement teams including audit, information technology, valuation and tax professionals. Mr. Burkholder received his Bachelor of Science in Business Accounting with honors from the University of Minnesota - Carlson School of Management, his Masters in Business Administration from Ashford University, and is a certified public accountant.
Diane L. Thompson joined us in December 2008 and currently serves as our Executive Vice President, Secretary and General Counsel. Prior to her appointment as Executive Vice President, Secretary and General Counsel in October 2015, Ms. Thompson served as our Senior Vice President, Secretary and General Counsel. From September 1997 to November 2008, Ms. Thompson served in various management roles for Apollo Group, Inc. (University of Phoenix). From November 2000 to February 2006, Ms. Thompson served as Vice President/Counsel for Apollo Group, Inc. (University of Phoenix) and from March 2006 to November 2008, Ms. Thompson served as Chief Human Resources Officer. From October 1992 to July 1996, Ms. Thompson served as an attorney in the Pima County Attorney’s Office in Tucson Arizona. Ms. Thompson earned a B.A. from St. Cloud University, an M.A. from Antioch University and a J.D. from the University of Arizona College of Law.
Vickie L. Schray joined us in January 2011 and currently serves as our Executive Vice President, Chief External Affairs Officer. Prior to Ms. Schray’s current appointment in September 2018, Ms. Schray also served as Executive Vice President, Regulatory Affairs and Public Policy since October 2016, as well as our Senior Vice President, Regulatory Affairs and Public

Policy and also as our Vice President Regulatory Affairs. Ms. Schray has over 20 years of experience in postsecondary education and has worked at the federal, state and institutional level. From 1998 to 2010, Ms. Schray served in various leadership positions with the U.S. Department of Education, including Acting Deputy Assistant Secretary in the Office of Postsecondary Education, Senior Policy Analyst in the Office of the Under Secretary, and as the Deputy Director for the Secretary of Education’s Commission on the Future of Higher Education. Before her work with the Department of Education, Ms. Schray consulted for the National School-to-Work Opportunities Office and was Deputy Director of the National Skill Standards Board. Ms. Schray earned an M.S. at Portland State University and a B.S. at Oregon State University.
John W. Semel joined us in March 2019 and has served as our Executive Vice President, Chief Strategy Officer since that time. Mr. Semel was most recently interim Chief Strategy Officer of Mood Media, an international in-store customer engagement company, since 2018. At Mood Media, Mr. Semel drove strategic planning, strategic partnerships, and product development for new revenue sources. Prior to joining Mood Media, Mr. Semel served as the Chief Strategy Officer of John Wiley and Sons, a global leader in research and education, focusing on publishing, platforms and services for researchers, learners, universities, and corporations, from 2009 to 2017. At John Wiley and Sons, Mr. Semel helped build Wiley Solutions, its online education business. Over his career, Mr. Semel has held senior strategy and principal investment roles at MTV Networks, The Hearst Corporation, Everger Investment Associates, and PRIMEDIA. Mr. Semel began his career at J.P. Morgan and Company as an analyst and then an associate in Equity Capital Markets and Syndicate before moving on to High Yield Capital Markets and Syndicate. Mr. Semel received his B.A. from Brown University and his M.B.S. from Harvard Business School.
Marcus B. Brown joined us in July 2014 and currently serves as our Executive Vice President/Chief People Officer. Prior to joining us, Mr. Brown served as the Vice President of Human Resources and Corporate Communications for Provide Commerce, an e-commerce retailer, from June 2011 to July 2014. From 2003 to 2011, Mr. Brown held various Vice President positions at PETCO Animal Supplies, Inc. and Encore Capital Group in San Diego, most recently serving as VP, HR for PETCO, a retailer of animal products and services, from May 2007 to July 2011. For the 20 years prior, Mr. Brown held various human resources, training and organizational development roles in large companies, including UnitedHealthcare, Best Buy, Honeywell, The Williams Companies and Bell Atlantic. Mr. Brown holds an M.S. from American University and a B.S. from Virginia Tech.
Thomas J. McCarty joined us in January 2017 and has served as our Senior Vice President/Chief Marketing Officer since that time. Prior to joining us, from January 2013 to December 2016, Mr. McCarty led his own marketing and management consulting firm, where his clients ranged from institutions of higher education to medium-sized businesses and non-profits. From October 2007 to November 2013, Mr. McCarty served in several roles at Apollo Education Group, a private education provider, including Senior Vice President of University Strategy for the University of Phoenix and Senior Vice President Product Marketing for Apollo Group Marketing. Prior to his employment with Apollo Education Group, Mr. McCarty led Aptimus, Inc., an online advertising network, as the General Manager of the education business from 2005 to 2007. Mr. McCarty holds an M.B.A. in marketing from San Francisco State University and a bachelor’s degree from University of California, Berkeley.
Umang Jain joined us in March 2019 and has served as our Executive Vice President/Chief Technology Officer since that time. Mr. Jain was most recently Chief Information Officer at Hills Physicians Medical Group, the largest network of independent physicians in northern California, since 2016. Prior to joining Hill Physicians, Mr. Jain served in various roles at Blue Shield of California from 2007-2016, culminating in his position as Senior Director of Core Business Applications and Integration in 2015. Mr. Jain was also a Manager at Deloitte Consulting from 2000-2007. Mr. Jain holds an M.B.A. from University of California at Berkeley - Walter A. Haas School of Business, and a Bachelor of Technology from the Indian Institute of Technology.
None of our executive officers has any family relationships with any of our other executive officers or directors. There currently are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our executive officers.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes the total compensation earned by each of our named executive officers (“NEOs”) for 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Andrew S. Clark	2019	776,620	—	2,486,860	—	—	—	1,064,969	4,328,449
Founder, President and CEO	2018	769,660	—	2,398,251	—	1,484,092	—	68,009	4,720,012

Kevin S. Royal	2019	395,000	—	778,361	—	—	—	79,208	1,252,569
EVP, Chief Financial Officer	2018	265,865	—	751,138	—	416,575	—	245,663	1,679,241

Gregory J. Finkelstein (7)	2019	413,462	—	1,203,579	—	—	—	71,186	1,688,227
EVP, Chief Operating Officer

(1)
Represents the grant date fair market value of any restricted stock units (“RSUs”), performance stock units (“PSUs”) and market stock units (“MSUs”) awarded to the NEOs in each fiscal year, computed in accordance with FASB ASC Topic 718. The RSUs, PSUs and MSUs are further described under “Outstanding Equity Awards at Fiscal Year End” below.

(2)
Represents the aggregate grant date fair value of stock option awards granted to the NEOs in each fiscal year, computed in each case in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 17, “Stock-Based Compensation,” to our annual consolidated financial statements for the year ended December 31, 2019, which are included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 20, 2020.

(3)	Represents the performance-based cash awards earned in each fiscal year. No payments were made to the NEOs under the Company's 2019 Short Term Incentive Plan.

(4)	There are no nonqualified deferred compensation earnings reflected in this column because no NEO received above-market or preferential earnings on such compensation.

(5)
Represents (i) payments for health, life and disability insurance premiums, (ii) medical expense reimbursements received under the Senior Management Benefit Plan, (iii) 401(k) retirement savings plan (the “401(k) Plan”) matching contributions, (iv) reimbursement for housing expenses and (v) nonqualified deferred compensation plan contributions (only to contribute the matching contributions we would have made to the 401(k) Plan on the NEO’s behalf because the NEO’s contributions to the 401(k) Plan were required to be reduced pursuant to applicable plan contribution limitations). Payments for health insurance premiums reflect the full amount paid on behalf of the NEOs rather than the portion in excess of that paid for non-executives. Prior period amounts have been revised to reflect this presentation. For a breakdown of the amounts comprising the “All Other Compensation” column, see the All Other Compensation Detail table below.

(6)
For Mr. Clark, the “All Other Compensation” column for 2019 includes certain relocation allowances. For Mr. Royal, the “All Other Compensation” column for 2018 includes severance payments. See “Potential Payments upon Termination and Change of Control” section below.

(7)	Mr. Finkelstein separated from Zovio as Executive Vice President and Chief Operating Officer effective March 12, 2020.

All Other Compensation Detail

Name	Year	Qualified Retirement Plan Employer Match ($)	Employer Deferred Compensation Plan Contributions ($)	Health, Life and Disability Insurance Premiums and Medical Reimbursements ($)	Legal Reimbursement, Housing or Vacation Pay Out ($)	All Other Compensation Total ($)
Andrew S. Clark	2019	8,400	—	59,564	997,005	1,064,969
	2018	12,250	—	55,759	—	68,009

Kevin S. Royal	2019	—	—	59,564	19,644	79,208
	2018	—	—	55,759	—	55,759

Gregory J. Finkelstein (7)	2019	8,435	—	61,372	1,379	71,186
Outstanding Equity Awards at Fiscal Year End
The following table shows the number of shares of our common stock subject to outstanding stock options, RSUs, PSUs and MSUs held by our NEOs as of December 31, 2019.

	Outstanding Equity Awards at Fiscal Year End
	Option Awards					Stock Unit Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date		Number of stock units that have not vested (#)		Market value of stock units that have not vested ($)(1)
Andrew S. Clark	125,100	—	15.81	8/5/2020	(2)(3)	—		—
	134,160	—	17.10	3/31/2021	(2)(4)	—		—
	122,750	—	24.75	3/30/2022	(2)(5)	—		—
	125,900	—	10.23	3/29/2023	(2)(6)	—		—
	114,230	—	14.50	3/29/2024	(2)(7)	—		—
	105,952	—	9.43	3/29/2025	(2)(8)	—		—
	91,246	9,024	10.59	3/29/2026	(2)(9)	—		—
	69,727	34,343	10.44	3/29/2027	(2)(10)	—		—
	—	—	—	—		11,915	(11)	24,545
	—	—	—	—		24,220	(12)	49,893
	—	—	—	—		94,395	(13)	194,454
	—	—	—	—		80,980	(14)	166,819
	—	—	—	—		68,340	(15)	140,780
	—	—	—	—		203,550	(17)	419,313
	—	—	—	—		150,870	(18)	310,792
Kevin S. Royal	—	—	—	—		30,060	(16)	61,924
	—	—	—	—		24,820	(14)	51,129
	—	—	—	—		20,940	(15)	43,136
	—	—	—	—		63,710	(17)	131,243
	—	—	—	—		47,220	(18)	97,273
Gregory J. Finkelstein	—	—	—	—		21,397	(19)	44,078
	—	—	—	—		79,760	(17)	164,306
	—	—	—	—		59,120	(18)	121,787

(1)	Based on the closing price of our common stock of $2.06 as reported by the Nasdaq on December 31, 2019.

(2)
These stock options vest as follows, subject to the NEO’s continued service with us: (i) 25% of the option vests on the first anniversary of the vesting commencement date, (ii) an additional 2% of the option vests on each monthly anniversary of the vesting commencement date for the 33 months following the first anniversary of the vesting commencement date and (iii) an additional 3% of the option vests on each of the 46th, 47th and 48th monthly anniversaries of the vesting commencement date.

(3)
These stock options were granted under the 2009 Plan on August 5, 2010, with an exercise price equal to the regular session closing price of our common stock on the date of grant. The vesting commencement date was August 5, 2010.

(4)
These stock options were granted under the 2009 Plan on March 31, 2011, with an exercise price equal to the regular session closing price of our common stock on the date of grant. The vesting commencement date was March 31, 2011.

(5)
These options were granted under the 2009 Plan on March 30, 2012, with an exercise price equal to the regular session closing price of our common stock on the date of grant. The vesting commencement date was March 30, 2012.

(6)
These options were granted under the 2009 Plan on March 29, 2013, with an exercise price equal to the regular session closing price of our common stock on the date of grant. The vesting commencement date was March 29, 2013.

(7)
These options were granted under the 2009 Plan on March 29, 2014, with an exercise price equal to the regular session closing price of our common stock on the date of grant. The vesting commencement date was March 29, 2014.

(8)
These options were granted under the 2009 Plan on March 29, 2015, with an exercise price equal to the regular session closing price of our common stock on the date of grant. The vesting commencement date was March 29, 2015.

(9)
These options were granted under the 2009 Plan on March 29, 2016, with an exercise price equal to the regular session closing price of our common stock on the date of grant. The vesting commencement date was March 29, 2016.

(10)
These options were granted under the 2009 Plan on March 29, 2017, with an exercise price equal to the regular session closing price of our common stock on the date of grant. The vesting commencement date was March 29, 2017.

(11)
These RSUs were granted under the 2009 Plan on March 29, 2016, and 25% of the RSUs will vest and be delivered to the NEO on each anniversary of the grant date, subject to the NEO’s continuing service with us through each such date.

(12)
These RSUs were granted under the 2009 Plan on March 29, 2017, and 25% of the RSUs will vest and be delivered to the NEO on each anniversary of the grant date, subject to the NEO’s continuing service with us through each such date.

(13)
These RSUs were granted under the 2009 Plan on March 29, 2018, and 25% of the RSUs will vest and be delivered to the NEO on each anniversary of the grant date, subject to the NEO’s continuing service with us through each such date.

(14)
These RSUs were granted under the 2009 Plan on October 11, 2018, and 100% of the RSUs will vest and be delivered to the NEO on the 18-month anniversary of the grant date, subject to the NEO’s continuing service with us through each such date.

(15)
These MSUs were granted under the 2009 Plan on October 11, 2018, and vesting is predicated on multiple factors, including: (a) the closing of the conversion of the Company’s academic institution, Ashford University, to a not-for-profit California public benefit corporation, the related separation of Ashford University from the Company, and subsequent transformation of the Company to an education technology services provider, (b) the final vesting would receive a 10% reduction in the number of shares vested from the final vesting price, (c) a share price decline by 40% or more would result in no MSUs vesting, and (d) more or less MSUs at more or less than grant price can vest based on the share price at the date of vesting.

(16)
These RSUs were granted under the 2009 Plan on May 31, 2018, and 25% of the RSUs will vest and be delivered to the NEO on each anniversary of the grant date, subject to the NEO’s continuing service with us through each such date.

(17)
These RSUs were granted under the 2009 Plan on March 29, 2019, and 25% of the RSUs will vest and be delivered to the NEO on each anniversary of the grant date, subject to the NEO’s continuing service with us through each such date.

(18)
These MSUs were granted under the 2009 Plan on March 29, 2019, and vesting is predicated on multiple factors, including: (a) the obtaining of a new client within three years, (b) the final vesting would receive a 10% reduction in the number of shares vested from the final vesting price, (c) a share price decline by 40% or more would result in no MSUs vesting, and (d) more or less MSUs at more or less than grant price can vest based on the share price at the date of vesting.

(19)
These RSUs were granted under the 2009 Plan on January 7, 2019, and 25% of the RSUs will vest and be delivered to the NEO on December 31, 2019, and then each following anniversary of the vest date, subject to the NEO’s continuing service with us through each such date.

Employment Agreements
The following table and accompanying footnotes summarize the material terms contained in the employment agreement we entered into with Mr. Clark in March 2015 and the employment agreement we entered into with Mr. Finkelstein effective December 31, 2018. Mr. Finkelstein separated from Zovio as Executive Vice President and Chief Operating Officer effective March 12, 2020. We do not currently have an employment agreement with Mr. Royal, who is instead a participant in, and may receive severance benefits pursuant to, the Amended and Restated Executive Severance Plan and his Severance Agreement executed thereunder, as described under “Potential Payments upon Termination and Change of Control” below. Pursuant to the terms of their employment, each of our NEOs, is entitled to participate in health, insurance, retirement and other benefits that are provided to our senior executives.

Name	Position	Date of Agreement	Initial Term of Agreement (1)	Base Salary ($)(2)	Annual Target Bonus, as Percentage of Salary (3)	Potential Payments upon Termination or Change of Control	Other
Andrew S. Clark	Founder, President and Chief Executive Officer	March 9, 2015	3 years	725,000	100%	(4)	(5)
Gregory J. Finkelstein	Former Executive Vice President, Chief Operating Officer	December 31, 2018	3 years	430,000	70%	(4)

(1)
The term of the employment agreement for Mr. Clark will automatically extend for an additional year upon the end of the initial term and thereafter on each anniversary unless either party timely gives notice that such party no longer wishes to extend the agreement. Mr. Finkelstein separated from Zovio as Executive Vice President and Chief Operating Officer effective March 12, 2020.

(2)
This column shows the annual base salary set forth in the related employment agreement, which salary may be periodically reviewed and increased by the Board in its discretion, or decreased with such executive’s written consent.

(3)
The employment agreement for Mr. Clark provides that he will be eligible for an annual discretionary incentive bonus based on the attainment of certain performance criteria. The employment agreement provides for a target bonus amount as a percentage of annual salary, which target percentage is reflected in this column. The actual bonus paid may be more or less than the target amount, as determined by the Board or the Compensation Committee. If Mr. Clark’s employment is terminated other than for “Cause” (as defined in his employment agreement), Mr. Clark will be eligible to receive his annual cash bonus for the prior fiscal year to the extent such bonus has not yet been paid. In addition, upon any termination of Mr. Clark’s employment other than for Cause, Mr. Clark will be eligible to be paid a pro-rata portion of his annual cash bonus for the fiscal year of termination based on the percentage of time he was employed in such fiscal year.

(4)
For information regarding severance and other payments that Messrs. Clark and Finkelstein may receive, or would have received, under his employment agreement in the event of a termination of employment and/or a change of control, see “Potential Payments upon Termination and Change of Control” below. If Mr. Clark receives payments that are subject to golden parachute excise taxes, then such payments will be reduced to a level that would not subject such executive to golden parachute excise taxes unless, after comparing the value of the payments on an after-tax basis (including the golden parachute excise tax), such executive would be in a better economic position by receiving all such payments.

(5)	Pursuant to his employment agreement, we are obligated to provide Mr. Clark with life insurance with a face amount not less than $1,450,000.
Potential Payments upon Termination and Change of Control
The table below provides estimates for compensation payable to the NEOs in hypothetical termination of employment and change of control scenarios under our compensatory arrangements with such executives, other than nondiscriminatory arrangements generally available to salaried employees. The amounts shown in the table below are estimates and assume the hypothetical termination, resignation, death, disability or change of control, as applicable, occurred on December 31, 2019, applying the provisions of the agreements that are in effect as of the date of this proxy statement. If any such executive resigns without “Good Reason” or is terminated by us for “Cause” (each as defined below), such executive will be entitled only to any accrued and unpaid salary and vested benefits and no severance benefits. Due to the number of factors and assumptions that can affect the nature and amount of any benefits provided upon the events discussed below, any amounts paid or distributed upon an actual event may differ.
For purposes of the hypothetical payment estimates shown in the below table, some of the important assumptions that were made are as follows: (i) the NEO’s base salary as in effect as of December 31, 2019; (ii) severance benefits as provided under the NEO’s respective employment agreement or the Amended and Restated Executive Severance Plan and related Severance Agreement; (iii) value for payment of health insurance continuation, including dental, at an assumed value of $3,500 per month; (iv) no discretionary acceleration of vesting of RSUs held by the NEO in the event of a “Change of Control” (as defined below) and (v) a price per share of our common stock of $2.06, based on the closing price of our common stock as reported by Nasdaq on December 31, 2019.

Name	Change of Control (1)		Termination of Employee Without Cause, or Resignation by Employee for Good Reason (2)(3)		Termination of Employee without Cause, or Resignation by Employee for Good Reason, within 24 Months of Change of Control (1)(2)(3)		Termination of Employee for Death		Termination of Employee for Disability (4)
Andrew S. Clark
Cash Severance Payment	$—		$3,106,480	(7)	$3,106,480	(10)	$388,310	(13)	$388,310	(13)
Non-Equity Incentive Plan Compensation	$—		$776,620	(7)	$776,620	(10)	$—	(13)	$—	(13)
Continuation of Health Insurance Benefits	$—		$84,000	(7)	$84,000	(10)	$21,000	(13)	$21,000	(13)
Acceleration of Vesting of Stock Options	$—		$—	(7)	$—	(10)	$—	(13)	$—	(13)
Acceleration of Vesting of Stock Awards	$879,082	(5)(6)	$385,957	(7)	$1,306,596	(10)	$385,957	(13)	$385,957	(13)
Total	$879,082		$4,353,057		$5,273,696		$795,267		$795,267
Kevin Royal
Cash Severance Payment	$—		$395,000	(8)	$395,000	(11)	$—		$—
Non-Equity Incentive Plan Compensation	$—		$217,250	(8)	$217,250	(11)	$—		$—
Continuation of Health Insurance Benefits	$—		$21,000	(8)	$21,000	(11)	$—		$—
Acceleration of Vesting of Stock Options	$—		$—	(8)	$—	(11)	$—		$—
Acceleration of Vesting of Stock Awards	$140,410	(6)	$105,740	(8)	$287,432	(11)	$—		$—
Total	$140,410		$738,990		$920,682		$—		$—
Gregory J. Finkelstein
Cash Severance Payment	$—		$1,096,500	(9)	$1,096,500	(12)	$215,000	(14)	$215,000	(14)
Non-Equity Incentive Plan Compensation	$—		$301,000	(9)	$301,000	(12)	$—	(14)	$—	(14)
Continuation of Health Insurance Benefits	$—		$63,000	(9)	$63,000	(12)	$21,000	(14)	$21,000	(14)
Acceleration of Vesting of Stock Options	$—		$—	(9)	$—	(12)	$—	(14)	$—	(14)
Acceleration of Vesting of Stock Awards	$121,787	(6)	$85,154	(9)	$208,383	(12)	$85,154	(14)	$85,154	(14)
Total	$121,787		$1,545,654		$1,668,883		$321,154		$321,154

(1)
“Change of Control” generally means any of the following events: (i) the acquisition by an individual, entity or group (other than us or any of our employee benefit plans of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing more than 50% of the voting securities of the company entitled to vote generally in the election of directors, determined on a fully-diluted basis (unless a majority of the holders of company voting securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such acquisition, a majority of the voting securities entitled to vote generally in the election of directors of the successor entity); (ii) the sale, transfer or other disposition of 50% or more of our assets to one or more unaffiliated individual(s), entities or groups; or (iii) when a majority of the members of the Board are not “company directors,” which term means: (a) individuals who, as of a specified date, were directors of the company; (b) individuals elected as directors of the company after such date for whose election proxies were solicited by the Board, or (c) individuals appointed to the Board after such date to fill vacancies caused by death or resignation (but not by removal) or to fill newly created directorships. A transaction does not constitute a Change of Control if its sole purpose is to change the state of the company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the company’s securities immediately before such transaction.

(2)
For Mr. Clark, “Cause” generally means the occurrence of one or more of the following: (i) conviction of, or a plea of guilty or nolo contendere to, a felony or other crime (except for misdemeanors which are not materially injurious to our business or reputation or the business or reputation of our affiliates); (ii) willful refusal to perform in any material respect such executive’s duties and responsibilities for us or our affiliates or failure to comply in any material respect with the terms of such executive’s agreements with us and our policies and procedures if such refusal or failure causes or reasonably expects to cause injury to us or our affiliates; (iii) fraud or other illegal conduct in such executive’s performance of duties for us or our affiliates; or (iv) any conduct by such executive which is materially injurious to us, our affiliates, our business reputation or the business reputation of our affiliates. For Mr. Royal, “Cause” has the same meaning except that subsection (ii) does not require that the willful refusal to perform cause or be reasonably expected to cause injury to us or our affiliates in order to find “Cause.” For Mr. Finkelstein, “Cause” generally meant the occurrence of one or more of the following: (i) conviction of, or a plea of guilty or nolo contendere to, a felony or other crime (except for misdemeanors which are not materially injurious to our business or reputation or the business or reputation of our affiliates); (ii) willful refusal to perform in any material respect such executive’s duties and responsibilities for us or our affiliates or failure to comply in any material respect with the terms of such executive’s agreements with us and our policies and procedures if such refusal or failure causes or reasonably expects to cause injury to us or our affiliates; (iii) fraud or other illegal conduct in such executive’s performance of duties for us or our affiliates; or (iv) any conduct by such executive which is materially injurious to us, our affiliates, our business reputation or the business reputation of our affiliates.

(3)
For Mr. Clark, “Good Reason” generally means any of the following events: (i) a material diminution in his responsibilities, duties or authority; (ii) a material diminution in his base salary or annual target bonus amount; (iii) relocation of his workplace to a location that is more than 30 miles away from the work location specified in his employment agreement; (iv) our failure to extend the expiration date of his employment agreement; or (v) our material breach of a material provision of his employment agreement. For Mr. Royal, “Good Reason” generally means any of the following events: (a) a material diminution in their annual base salary; (b) a material diminution in his authorities, duties, responsibilities or reporting structure; (c) notification of a material change in his geographic work location; or (d) our material breach of his Severance Agreement. For Mr. Finkelstein, “Good Reason” generally meant any of the following events: (a) a material diminution in his annual base salary; (b) a material diminution in his authorities, duties, responsibilities or reporting structure; (c) notification of a material change in his geographic work location; or (d) our material breach of his employment agreement.

(4)
For Mr. Clark, “Disability” generally means that the NEO is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. For Mr. Royal, “Disability” generally means he is classified as disabled under a long-term disability policy maintained by us or, if no such policy applies, he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(5)	Upon the consummation of a Change of Control, 50% of Mr. Clark’s outstanding time-based equity awards will become vested in accordance with the terms of his employment agreement.

(6)
Upon the consummation of a Change of Control, if the price of one share of common stock as reflected in the Change of Control transaction equals or exceeds the stock price performance goal for any one or more performance periods ending after the closing of the corporate transaction, the PSUs subject to earning based on the achievement of that or those stock price performance goals will become fully vested in accordance with the terms of the PSU award agreement. The amount shown assumes the price per share paid in the Change of Control transaction exceeds the stock price performance goals for outstanding PSUs. The amount shown also assumes acceleration of all PSUs based on a Change of Control on December 31, 2019.

(7)
If Mr. Clark’s employment is terminated by us without Cause or by Mr. Clark for Good Reason (and other than for death or Disability), then Mr. Clark will receive, pursuant to his employment agreement, (i) cash payments equal in the aggregate to two times the sum of his annual base salary and annual target bonus, payable in equal bi-weekly installments over the 24-month period following his termination date; (ii) reimbursement of premium payments for continuation coverage under a company-sponsored group medical plan for up to 24 months following termination (with such reimbursement to be equal to the subsidy provided by the company to active employees who participate in the same group medical insurance plan), provided that such benefit will terminate immediately if he is offered comparable coverage in connection with his employment by another employer; (iii) accelerated vesting of outstanding time-based equity awards as if his service had terminated one year later; (iv) a lump sum cash payment equal to the pro-rata portion of his annual cash bonus for the fiscal year of termination based on the percentage of time he was employed in such fiscal year, payable at the same time the company pays annual cash bonuses to other members of senior management; and (v) his annual bonus for the completed fiscal year prior to the year of termination, if not already paid. Mr. Clark’s receipt of such severance benefits is conditioned upon him providing us with a release of claims against us, our affiliates and related parties, and his compliance with certain non-disparagement, non-solicitation and confidentiality requirements set forth in his employment agreement. No amount is included for Mr. Clark’s PSUs because they remain subject to performance requirements even after the triggering event occurs.

(8)
If the NEO’s employment is terminated by us without Cause or by employee for Good Reason (and other than for death or Disability), then the NEO will receive, pursuant to the Amended and Restated Executive Severance Plan and the Severance Agreement executed by the NEO thereunder, (i) cash payments equal in the aggregate to one times her annual base salary, payable in equal bi-weekly installments over the 12-month period following termination date; (ii) medical, dental and life insurance premiums for up to 12 months following termination, provided that such benefit will terminate immediately if she is offered comparable coverage in connection with new employment paid by the company at the same cost as if the NEO continued as an active employee of the company; and (iii) a lump sum cash payment equal to the pro-rata portion of her annual cash bonus for the fiscal year of termination based on the percentage of time she was employed in such fiscal year, payable at the same time the company pays annual cash bonuses to other members of senior management.

(9)
If Mr. Finkelstein’s employment is terminated by us without Cause or by Mr. Finkelstein for Good Reason (and other than for death or Disability), then Mr. Finkelstein will receive, pursuant to his employment agreement, (i) cash payments equal in the aggregate to one and one half times the sum of his annual base salary and annual target bonus, payable in equal bi-weekly installments over the 18-month period following his termination date; (ii) reimbursement of premium payments for continuation coverage under a company-sponsored group medical plan for up to 18 months following termination (with such reimbursement to be equal to the subsidy provided by the company to active employees who participate in the same group medical insurance plan), provided that such benefit will terminate immediately if he is offered comparable coverage in connection with his employment by another employer; (iii) accelerated vesting of outstanding time-based equity awards as if his service had terminated one year later; (iv) a lump sum cash payment equal to the pro-rata portion of his annual cash bonus for the fiscal year of termination based on the percentage of time he was employed in such fiscal year, payable at the same time the company pays annual cash bonuses to other members of senior management; and (v) his annual bonus for the completed fiscal year prior to the year of termination, if not already paid. Mr. Finkelstein’s receipt of such severance benefits is conditioned upon him providing us with a release of claims against us, our affiliates and related parties, and his compliance with certain non-disparagement, non-solicitation and confidentiality requirements set forth in his employment agreement. No amount is included for Mr. Finkelstein’s PSUs because they remain subject to performance requirements even after the triggering event occurs.

(10)
If Mr. Clark’s employment is terminated by us without Cause or by Mr. Clark for Good Reason within 24 months after a Change of Control (and other than for death or Disability), then pursuant to his employment agreement Mr. Clark will receive the severance benefits described above, except that he will receive full vesting acceleration of all outstanding time-based equity awards as of his termination date.

(11)
If the NEO’s employment is terminated by us without Cause or by the NEO for Good Reason within 24 months after a Change of Control (and other than for death or Disability), then pursuant to the Amended and Restated Executive Severance Plan and the Severance Agreement executed by the NEO thereunder, in addition to the severance benefits described above, the NEO will receive full vesting acceleration of all outstanding time-based equity awards as of their termination date.

(12)
If Mr. Finkelstein’s employment is terminated by us without Cause or by Mr. Finkelstein for Good Reason within 24 months after a Change of Control (and other than for death or Disability), then pursuant to his employment agreement Mr. Finkelstein will receive the severance benefits described above, except that he will receive full vesting acceleration of all outstanding time-based equity awards as of his termination date

(13)
If Mr. Clark’s employment is terminated due to his death or Disability, then pursuant to his employment agreement (i) his outstanding time-based equity awards will vest as if his termination date had occurred one year later; (ii) he or his estate, as applicable, will receive six monthly installments of his base salary; and (iii) he or his dependents, as applicable, will receive company-paid medical benefits for a period of six months following the date of his termination. No amount is included for Mr. Clark’s PSUs because they remain subject to performance requirements even after the triggering event occurs.

(14)
If Mr. Finkelstein’s employment is terminated due to his death or Disability, then pursuant to his employment agreement (i) his outstanding time-based equity awards will vest as if his termination date had occurred one year later; (ii) he or his estate, as applicable, will receive six monthly installments of his base salary; and (iii) he or his dependents, as applicable, will receive company-paid medical benefits for a period of six months following the date of his termination. No amount is included for Mr. Finkelstein’s PSUs because they remain subject to performance requirements even after the triggering event occurs.

Nonqualified Deferred Compensation
The following table shows certain information for 2019 for the NEOs under the Zovio Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”).

Non-Qualified Deferred Compensation (1)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
Andrew S. Clark	—	—	—	—	—
Kevin S. Royal	—	—	—	—	—
Gregory J. Finkelstein	—	—	—	—	—

(1)	There are no nonqualified deferred compensation earnings reflected in the Summary Compensation Table above because no NEO received above-market or preferential earnings on such compensation.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking you to ratify the appointment of Deloitte & Touche LLP (“Deloitte”), as our independent registered public accounting firm for the year ending December 31, 2020. Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement should they desire to do so and will be available to respond to appropriate questions.
Although our bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of Deloitte, the Audit Committee will reconsider whether to continue to retain the firm. Even if our stockholders ratify the appointment of Deloitte, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders.
Independent Registered Public Accounting Firm Fees and Services
The following table presents fees for professional audit and other services rendered by Deloitte for the audit of our annual consolidated financial statements as of and for the years ended December 31, 2019 and 2018, respectively, and fees billed for other services rendered by Deloitte during those respective periods.

	2019	2018
Audit Fees (1)	$2,602,535	$2,821,536
Audit‑Related Fees (2)	—	80,200
Tax Fees (3)	401,335	380,524
All Other Fees (4)	3,790	3,790
Total	$3,007,660	$3,286,050

(1)
Audit Fees consist of the aggregate fees billed for 2019 and 2018 for professional services rendered for the audit of our annual consolidated financial statements and the review of consolidated financial statements included in our quarterly reports, or professional services rendered in connection with our filing of various registration statements or otherwise normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of the aggregate fees billed in 2019 and 2018 for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees. Such fees primarily related to auditing unusual transactions, compliance advice regarding Section 404 of the Sarbanes-Oxley Act of 2002 and assurance related to information technology.

(3)
Tax Fees consist of the aggregate fees billed in 2019 and 2018 for professional services rendered for tax compliance, responses to tax audits, tax advice and tax planning. Such fees primarily related to federal and state tax compliance, planning and consulting.

(4)
All Other Fees consist of the aggregate fees billed in 2019 and 2018 for products and services other than the services reported under Audit Fees, Audit-Related Fees or Tax Fees. Such fees related to a subscription for accounting software.

Audit Committee Pre-Approval Policy
Our Audit Committee has adopted a Pre-Approval Policy pursuant to which the Audit Committee must pre-approve the audit and non-audit services performed by our independent registered public accounting firm to assure that the provision of such services does not impair the firm’s independence. Before we may engage the independent registered public accounting firm to render a service, the engagement must be either specifically approved by the Audit Committee or entered into pursuant to the Pre-Approval Policy. The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the independence of our independent registered public accounting firm. Under the Pre-Approval Policy, the Audit Committee may delegate pre-approval authority to one or more of its members, and has delegated pre-approval authority to Mr. Crandall as Chair of the Audit Committee. At the Annual Meeting, Mr. Crandall will retire from our Board and is not standing for re-election. Mr. Kiely is expected to be appointed as Chair of the Audit Committee and, if so appointed, will have such pre-approval authority following the Annual Meeting. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

All services provided by Deloitte during fiscal years 2019 and 2018 were pre-approved by the Audit Committee.
Vote Required
Ratification of Deloitte as our independent registered public accounting firm for the year ending December 31, 2020, requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions are deemed to be votes cast and have the same effect as a vote “AGAINST” the proposal. This proposal is considered a routine or “discretionary” matter on which your broker, bank or other agent will be able to vote on your behalf even if it does not receive instructions from you; therefore, no broker non-votes are expected to exist in connection with this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION
OF DELOITTE & TOUCHE LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
The following Audit Committee Report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be deemed incorporated by reference into any filing of ours under the Securities Act or the Exchange Act except to the extent we specifically incorporate it by reference into such filing.
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles. The Audit Committee operates pursuant to a charter that is available on our website at http://www.zovio.com under “Investors - Governance.”
In performing its responsibilities, the Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP (“Deloitte & Touche”), our independent registered public accounting firm, the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. The Audit Committee has also discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.
The Audit Committee has received written disclosures and the letter from Deloitte & Touche required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche its independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

Dated: February 20, 2020	Audit Committee:
L. Dale Crandall, Chairman Teresa S. Carroll Ryan D. Craig John J. Kiely Victor K. Nichols

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In determining the compensation of our executive officers, the main goal of the Compensation Committee is to align the interests of our executive officers with the interests of our stockholders and the missions of our educational institutions. Accordingly, one of the primary objectives of the Compensation Committee in setting executive compensation is to incentivize and reward our executive officers for maintaining and enhancing the quality of our educational institutions. The Compensation Committee believes that emphasizing quality, particularly the quality of the academic process, is an appropriate indicator by which to measure and compare the performance of our executive officers when determining the amounts and types of compensation to be paid. The other primary objective of the Compensation Committee when setting executive compensation is to encourage our executive officers to increase the growth and profitability of our company, particularly as measured by revenue and EBITDA. “EBITDA” is a non-GAAP financial measure that is defined to mean net income plus interest expense, less interest income, plus income tax expense, and plus depreciation and amortization.
The Compensation Committee believes in a “pay-for-performance” philosophy for the named executive officers, and that a substantial portion of the overall compensation package for each executive officer should be variable and tied to the achievement of the objectives described above. The Compensation Committee also seeks to pay our executive officers at levels that are generally consistent with those paid at other similarly sized companies in our industry in order to maintain an adequate level of retention while also providing sufficient incentives to achieve our objectives.
The Compensation Committee and the Board believe that our compensation design and practices are effective in implementing our executive compensation philosophy and objectives.
We are required to submit a proposal to stockholders for an advisory vote to approve the compensation of our named executive officers pursuant to Section 14A of the Exchange Act. This vote, commonly known as a “say-on-pay” vote, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation principles, policies and practices described in this proxy statement.
Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting.
“RESOLVED, that the compensation of our named executive officers, as disclosed in the proxy statement for our 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion, is hereby APPROVED.”
As this is an advisory vote, the result will not be binding on us, the Board or the Compensation Committee. However, the Compensation Committee values the views expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when evaluating our compensation principles, policies and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our named executive officers as presented in this proxy statement.
Our most recent stockholder advisory vote on executive compensation was held at our 2017 Annual Meeting of Stockholders based upon the Board’s determination, taking into account the advisory vote of our stockholders on the frequency of stockholder advisory votes on executive compensation held at our 2011 Annual Meeting of Stockholders, that the stockholder advisory vote on executive compensation should be held every three years. The next annual meeting of stockholders at which a stockholder advisory vote on executive compensation will be held will be the 2023 Annual Meeting of Stockholders, taking into account the advisory vote of our stockholders on the frequency of stockholder advisory votes on executive compensation held at our 2017 Annual Meeting of Stockholders, that the stockholder advisory vote on executive compensation should be held every three years.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL ON AN ADVISORY, NON-BINDING BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Charter of the Audit Committee provides that any related party transaction (or series of transactions) that may require disclosure under the rules of the SEC must be reviewed and approved by the Audit Committee. When evaluating such transactions, the Audit Committee focuses on whether the terms of such transactions are at least as favorable to us as terms we would receive on an arm’s-length basis from an unaffiliated third party.
There have been no related party transactions since the beginning of our last fiscal year, including any currently proposed transactions, to which we have been or will be a party, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than five percent of our common stock or any member of the immediate family of any of the foregoing persons has had or will have a direct or indirect material interest. This description does not cover (i) compensation arrangements with our executive officers and directors that are described elsewhere in this proxy statement under the sections entitled “Executive Compensation” and “Corporate Governance — Director Compensation” or (ii) compensation arrangements with our executive officers other than our NEOs that have been approved, or recommended to the Board for approval, by our Compensation Committee.
Indemnification Agreements
Our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Additionally, as permitted by Delaware law, we have entered into indemnification agreements with each of our directors and executive officers pursuant to which we agree to indemnify those individuals to the fullest extent permitted by Delaware law against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by such individual in connection with the investigation, defense, settlement or appeal of any pending, threatened or completed action, hearing, suit or other proceeding to which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our certificate of incorporate and bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) or otherwise.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes the number of outstanding options and rights granted to our employees, consultants and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted-average exercise price of outstanding options and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1) (2)	5,381,373	(3)	$8.88	(4)	6,452,654
Equity compensation plans not approved by security holders	—		—		—
Total	5,381,373		$8.88		6,452,654

(1)	Consists of the 2009 Plan and our Employee Stock Purchase Plan.

(2)
The 2009 Plan provides for an annual increase in the number of shares available for issuance thereunder on January 1, 2018 and on each subsequent January 1 through and including January 1, 2027, in an amount equal to the least of (i) two percent (2%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, (ii) 1,300,000 shares of our common stock or (iii) such lesser amount as the Board may determine. Our Employee Stock Purchase Plan provides for an annual increase in the number of shares available for issuance thereunder on January 1, 2010 and on each subsequent January 1 through and including January 1, 2020, in an amount equal to the least of (a) one percent (1%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, (b) 400,000 shares of our common stock or (c) such lesser amount as the Board or Compensation Committee may determine.

(3)
Includes 3,373,856 shares of common stock issuable upon the vesting of outstanding RSUs, PSUs and MSUs which entitle the holder thereof to one share of common stock for each unit that vests over the holder’s period of continued service.

(4)	Calculated taking into account the 3,373,856 shares of common stock issuable upon the vesting of outstanding RSUs, PSUs and MSUs without the payment of any exercise price.

OTHER MATTERS
We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the individuals we have designated as proxies to vote the shares that they represent on such matters in accordance with their judgment.
For further information about Zovio Inc, please refer to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 20, 2020. Our Annual Report on Form 10-K is publicly available on our website at www.zovio.com under “Investors.” You may also obtain a copy by sending a written request to Zovio Inc, Attn: Investor Relations, 1811 E. Northrop Blvd, Chandler, AZ 85286.

By order of the Board of Directors,
/s/ Diane L. Thompson
Diane L. Thompson Executive Vice President, Secretary and General Counsel
Dated: April 2, 2020

ZOVIO INC
1811 E. NORTHROP BLVD.
CHANDLER, AZ 85286

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 12, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ZVO2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 12, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E96405-P34077

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZOVIO INC

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three Class II directors for a three-year term to expire at the 2023 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael P. Cole
02) Ryan D. Craig
03) Michael B. Horn

The Board of Directors recommends you vote FOR Proposal 2:

The Board of Directors recommends you vote FOR Proposal 3:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 13, 2020:
The Notice and Proxy Statement and 2019 Annual Report are available at www.proxyvote.com.

E96406-P34077

2020 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF ZOVIO INC

The undersigned hereby appoint(s) Andrew S. Clark and Kevin S. Royal and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Zovio Inc Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 13, 2020 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL CLASS II DIRECTOR NOMINEES UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side